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                                    EXHIBIT 2

MORRISON KNUDSEN CORPORATION

Morrison Knudsen Plaza/P. O. Box 73                     NEWS RELEASE
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-5387         For Further Information Contact:
Fax:  (208) 386-5065                               Corporate Communications

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FOR RELEASE:                        February 11, 1994

                 MORRISON KNUDSEN FORMS `OFFICE OF THE CHAIRMAN'
                        NAMES FOUR EXECUTIVES TO TOP POST

      BOISE -- Morrison Knudsen Corporation announced today that it has formed an Office of the Chairman to be comprised of MK's Chairman and Chief Executive Officer, William J. Agee, and four senior executives. The newly formed office will enhance communication and coordination as the company continues to decentralize and will provide strategic direction for the company and its four major subsidiaries and affiliates, MK Gold, MK Rail, MK Infrastructure, and MK Transit.

      In addition to Agee, Gunnar E. Sarsten, 57, Thomas H. Zarges, 45, Stephen G. Hanks, 43, and Robert A. Tinstman, 47, will serve as members of the office.

      "Morrison Knudsen's success in the global market is due in large part to the teamwork and cohesion of its top management," said Agee. "The proven records, business skills, and judgement of these key executives make them superb choices to help guide MK to new heights."

     Agee also announced that effective March 1, 1994, Gunnar E. Sarsten, currently MK's President and Chief Operating Officer, will be appointed to the position of Chairman and Chief Executive Officer of MK International. On that date, Agee, in addition to serving as MK's Chairman and CEO, will reassume the title of President. Sarsten, an energy and power industry leader, has committed to focus on the development of international energy and power mega-projects, a rapidly expanding market matching MK's international skills and presence. Sarsten will complete his term as a member of MK's Board of Directors on May 12, 1994, and continue as Director of six prominent power and energy related entities.

FORM 8-K - EXHIBIT 2



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      Before joining MK in 1990, Sarsten served 29 years with United Engineers
& Constructors International, Inc. of Philadelphia, Pennsylvania, the last six years as its President and Chief Executive Officer.

      Thomas H. Zarges will become President of MK's Cleveland-based Engineering and Construction Group which serves the industrial process, environmental, power, energy, and operations and maintenance markets. A graduate of the Virginia Military Institute, Zarges holds a civil engineering degree and served as Vice President of corporate business development for United Engineers and Constructors before joining MK in 1991.

      Hanks was recently promoted to Executive Vice President - Finance and
Administration, a position he will continue to hold.   A 16-year veteran of
MK, he earned a degree in accounting from Brigham Young University in 1974, a Master's of Business Administration from the University of Utah in 1975, and a law degree from the University of Idaho in 1978. He is a member of the American Bar Association and the American Institute of Certified Public Accountants. Hanks has served as MK's Secretary and General Counsel since 1992.

      Tinstman, President of MK's Mining Group since 1988, has 23 years of experience in the engineering and construction industry. He graduated from the University of Wisconsin in 1968 with a degree in Mining Engineering and oversees a group of more than 1000 employees which produces nearly 30 million tons of coal annually. Tinstman formerly had management responsibilites for MK's rail operations in Australia and served as President of San Francisco-based Morrison Knudsen Engineers, Inc.

      Morrison Knudsen Corporation (MRN-NYSE) serves the world's construction, transportation, environmental, industrial and power markets as an engineer, contractor, and manufacturer, offering complete development, operations and financial services.

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FORM 8-K - EXHIBIT 2